Exhibit 10.37

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (the "Agreement"), dated December 22, 2006, is by and between AMERICAN SOIL TECHNOLOGIES, INC., a Nevada corporation (the "Debtor") and RAY NIELSEN, an individual (the "Secured Party") (individually, a "Party"; collectively, the "Parties").

     For valuable consideration, receipt of which is acknowledged, the Parties agree as follows:

1. Grant of Security Interest. Debtor hereby grants to Secured Party a first priority security interest in the property described in Paragraph 2 below (collectively and severally, the "Collateral") to secure the prompt and complete payment and performance of the obligations of Debtor to Secured Party described in Paragraph 3 below (collectively and severally, the "Obligations").

2. Collateral. The Collateral consists of all of that certain intellectual property acquired by the Debtor pursuant to the Intellectual Property Purchase Agreement with Ray Nielsen, dated December 20, 2006 (the "Purchase Agreement"), together with all additions and accessions thereto and replacements therefor and all proceeds of the foregoing, including but not limited to money, deposit accounts, chattel paper, documents, notes, drafts, instruments, goods, inventory, equipment, general intangibles, insurance proceeds, and other tangible or intangible property received upon the sale or disposition of the foregoing.

3. Obligations. The Obligations of Debtor secured by this Agreement consist of:

     (a) The payment and performance of Debtor's indebtedness and obligations to Secured Party under that certain Secured Convertible Debenture, dated December 15, 2006, in the original principal amount of $1,500,000 executed by Debtor, as Company, in favor of Secured Party, as Holder, and any and all extensions, renewals, modifications, amendments and replacements thereof(the "Debenture"); and

     (b) The payment and performance of all Debtor's indebtedness and obligations to Secured Party under (i) this Agreement, (ii) the Purchase Agreement, (iii) any and all agreements, instruments or documents now or hereafter evidencing or securing the Debenture, and (iv) any and all extensions, renewals, modifications, amendments and replacements thereof.

4. Representations and Covenants of Debtor. Debtor represents, warrants, and agrees as follows:

     (a) At the request of Secured Party, Debtor will join with Secured Party in executing one or more Financing Statements, pursuant to the Uniform Commercial Code, in a form satisfactory to Secured Party and will pay the cost of filing the same or filing or recording this Agreement in all public offices wherever
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filing or recording is deemed by Secured Party to be necessary or desirable.
Additionally, Debtor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this Agreement.

     (b) Debtor will do all acts which may be necessary to maintain, preserve and protect the Collateral, not to commit or permit any waste thereof, to maintain the Collateral in good order, repair and condition, reasonable wear and tear excepted, and to comply with all laws, regulations and ordinances relating to the possession, operation, maintenance and control of the Collateral.

     (c) Debtor will not remove any of the Collateral from the business premises of Debtor, except for the purposes of repair or replacement with other articles of substantially similar quality and value, and except for sales of products in the ordinary course of business.

     (d) Debtor will not sell, assign, lease, sub-license, encumber, or otherwise dispose of all or any of the Collateral without the prior written consent of Secured Party.

     (e) Debtor will pay, at least ten days before delinquency, all taxes, assessments and liens now or hereafter imposed on the Collateral.

     (f) Debtor will procure, execute and deliver from time to time any agreements, endorsements, assignments, financing statements and other writings and take such other actions deemed necessary or appropriate by Secured Party to create, confirm, perfect, maintain and protect its security interest hereunder and the priority thereof.

     (g) Upon the closing of the Purchase Agreements, Debtor shall be the sole owner of the Collateral;

     (h) Performance of this Agreement does not conflict with or result in a breach of any agreement to which Debtor is party or by which Debtor is bound;

     (i) Debtor shall promptly advise Secured Party of any material change in the composition of the Collateral;

     (j) Debtor shall (i) protect, defend and maintain the validity and enforceability of any trademarks, patents and copyrights included in the Collateral, (ii) use its best efforts to detect infringements of the trademarks, patents and copyrights and promptly advise Secured Party in writing of any material infringements and (iii) not allow any trademarks, patents or copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Secured Party;

     (k) This Agreement creates in favor of Secured Party a valid and perfected first priority security interest in the Collateral in the United States securing the payment and performance of the Obligations upon making the filings contemplated hereby;

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     (l) Debtor shall not enter into any agreement that would materially impair or conflict with Debtor's obligations hereunder without Secured Party's prior written consent, which consent shall not be unreasonably withheld; and

     (m) Upon any executive officer of Debtor obtaining actual knowledge thereof, Debtor will promptly notify Secured Party in writing of any event that materially adversely affects the value of any Collateral, the ability of Debtor to dispose of any Collateral or the rights and remedies of Secured party in relation thereto, including the levy of any legal process against any of the Collateral.

5. Authorized Action by Secured Party. If Debtor fails to make any payment or do any act as herein required, then Secured Party, without obligation to do so and without notice to or demand upon Debtor, may make such payments and do such acts as Secured Party may deem necessary to protect its security interest in the Collateral. Debtor hereby agrees to repay immediately and without demand all sums so expended by Secured Party pursuant to the provisions of this Section 5 with interest from date of expenditure at the maximum rate allowed by law.

6. Default. Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions:

     (a) Default by Debtor in the payment of any or all of the Obligations secured hereby, or failure by Debtor to perform any agreement herein contained or referred to herein or secured hereby, or the occurrence of any event of default under any and all other related agreements.

     (b) Any warranty, representation or statement, made or furnished to Secured Party by or on behalf of Debtor, including those contained in the Purchase Agreements, that proves to have been false in any material respect when made or furnished;

     (c) Substantial uninsured damage, destruction, or danger, in the opinion of Secured Party, or misuse or confiscation of the Collateral or the making of any levy, seizure or attachment thereof or therein; or,

     (d) Termination of existence, dissolution, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by, or against, Debtor.

7. Rights upon Default. Upon any such default, Secured Party, following written notice and a failure to cure the default within 30 days from the date that such notice is given, may declare all Obligations secured hereby to be immediately due and payable, and Secured Party shall have all the rights and remedies provided a secured party under the Uniform Commercial Code as enacted in California. Additionally, following Debtor's default and failure to cure after

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written notice, Secured Party may immediately obtain possession and control of the Collateral. Additionally, following Debtor's default and failure to cure after written notice, Secured Party shall be released from any and all provisions prohibiting Secured Party from, (i) competing with the Debtor or any of its affiliates, and (ii) using any confidential information (including confidential information that is included in the Collateral) for his own benefit, including without limitation those restrictive provisions contained in the Purchase Agreement or in any of the agreements delivered in connection therewith. Debtor will pay any expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with the exercise of any of Secured Party's rights under this Article 7. All of Secured Party's rights and remedies with respect to the Collateral shall be cumulative. All rights and remedies of Secured Party under this Agreement are in addition to all rights and remedies given to Secured Party contained in any other agreement, instrument or document or available to Secured Party at law, by statute or in equity. All such rights and remedies are cumulative and not exclusive and may be exercised successively, concurrently and repeatedly.

8. Further Assurances; Attorney in Fact.

     (a) On a continuing basis, Debtor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Secured Party, to perfect Secured Party's security interest in all Collateral and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to Secured Party the grant or perfection of a security interest in all Collateral.

     (b) Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, from time to time in Secured Party's discretion, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including (i) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Debtor where permitted by law and (ii) after the occurrence of an event of default, to transfer the Collateral into the name of Secured Party.

9. Indemnity. Each Party (the "Indemnifying Party") agrees to indemnify, defend, and hold harmless the other Party (the "Indemnified Party") from and against any and all claims, damages, and liabilities, including any and all expense and costs, legal or otherwise, caused by the negligent act or omission of the Indemnifying Party, its subcontractors, agents, or employees, incurred by the Indemnified Party in the investigation and defense of any claim, demand, or action arising out of the work performed under this Agreement; including breach of the Indemnifying Party of this Agreement. The Indemnifying Party shall not be liable for any claims, damages, or liabilities caused by the sole negligence of the Indemnified Party, its subcontractors, agents, or employees.

     The Indemnified Party shall notify promptly the Indemnifying Party of the existence of any claim, demand, or other matter to which the Indemnifying

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Party's indemnification obligations would apply, and shall give them a reasonable opportunity to settle or defend the same at their own expense and with counsel of their own selection, provided that the Indemnified Party shall at all times also have the right to fully participate in the defense. If the Indemnifying Party, within a reasonable time after this notice, fails to take appropriate steps to settle or defend the claim, demand, or the matter, the Indemnified Party shall, upon written notice, have the right, but not the obligation, to undertake such settlement or defense and to compromise or settle the claim, demand, or other matter on behalf, for the account, and at the risk, of the Indemnifying Party.

     The rights and obligations of the Parties under this Article shall be binding upon and inure to the benefit of any successors, assigns, and heirs of the Parties.

10. Waivers. Debtor waives any right to require Secured Party to (a) proceed against any person, (b) proceed against, apply or exhaust any Collateral or any other security for the Obligations secured hereby, or (c) pursue any other remedy in Secured Party's power. Debtor waives any defenses arising by reason of any disability or other defense of any person, or by reason of the cessation from any cause whatsoever of the liability of any other person.

11. Miscellaneous.

     (a) This Agreement may be assigned by Secured Party only. Any assignment of this Agreement by Debtor is null and void and shall constitute a default by Debtor. This Agreement shall bind and inure to the benefit of the Parties' successors and assigns.

     (b) References to the Uniform Commercial Code refer to the Uniform Commercial Code as adopted by the State of California.

     (c) This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. The Parties submit to the jurisdiction of the Courts of the County of Orange, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement. In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing Party in any such proceeding shall be entitled to recover from the losing Party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

     (d) Upon performance of the obligation and payment of the debt secured hereby, Secured Party shall execute such documents as Debtor may request to release and relinquish the security interest created hereby.

     (e) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same

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instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

     (f) Any forbearance, failure or delay by Secured Party in exercising any right or remedy. shall not preclude the further exercise thereof, and every right or remedy of Secured Party shall continue in full force and effect until such right or remedy is specifically waived in a writing executed by Secured Party.

     (g) This Agreement constitutes the entire agreement with respect to the subject matter hereof. The terms and provisions of this Agreement may not be amended, waived, altered or modified except by written agreement signed by Debtor and Secured Party.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, as of the date first written hereinabove.

DEBTOR:

AMERICAN SOIL TECHNOLOGIES, INC.,
 a Nevada corporation

/s/ Carl P. Ranno
-----------------------------
By:  Carl P. Ranno
Its: President

SECURED PARTY:

/s/ Ray Nielsen
-----------------------------
By: Ray Nielsen

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